UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 14, 2023, the Board of Directors of PetVivo Holdings, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Spencer Breithaupt as a member of the Board to fill the vacancy created by the increase in size of the Board. Mr. Breithaupt, age 62, will serve until the next annual meeting of shareholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board has affirmatively determined that Mr. Breithaupt is “independent” under the rules of The Nasdaq Stock Market and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Breithaupt has over 30 years of management and leadership experience in the veterinary space, most recently with MWI Animal Health, a subsidiary of Amerisource Bergen (“MWI”), from December 2009 through December 2022. He served in several positions at MWI, including as the Vice President of Sales from December 2015 through May 2020 and the Vice President of Sales and Supply Chain Solutions from May 2020 through December 2022. He oversaw account segmentation which allowed MWI to expand from being a regional player to the largest US nationwide animal health distributor. Prior to joining MWI, he served as the Director of National Accounts at Wyeth/Fort Dodge Animal Health from 2007–2009, where he developed a distributor strategy and implemented the first minimum advertised pricing (“MAP”) model into the animal health industry. Mr. Breithaupt has also worked for Fortune 500 animal health companies, including Bristol Myer, Johnson & Johnson and Wyeth, where he held various sales and marketing roles. Growing up in the veterinarian industry as the son of a prominent veterinarian gave him great insight when launching his career into animal health. Mr. Breithaupt has seen the transformation of the animal-human bond, and it continues to make him passionate about improving our pet’s lives.

Mr. Breithaupt’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, as pro-rated for his time of service as a director. The non-employee director compensation program is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2022. In addition, Mr. Breithaupt received an initial grant of options to purchase 10,000 shares of the Company’s common stock. The options have an exercise price equal to $2.74, the closing price of the Company’s common stock on April 14, 2023, and the term is for seven years from the grant date. The options will vest on April 13, 2024, subject to continued service by Mr. Breithaupt as a director through the vesting date.

There are no arrangements or understandings between Mr. Breithaupt and any other persons pursuant to which he was selected as a director of the Company and there are no transactions or proposed transactions in which Mr. Breithaupt has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. Mr. Breithaupt does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

At this time, Mr. Breithaupt has not been appointed to any committees.

The press release announcing his appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished herein:

Exhibit Number	Description

99.1	Press Release dated April 14, 2023
104	Cover Page Interactive Data File formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: April 17, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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